FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS               Exhibit 20
Combined Balance Sheets

                                                                                          March 31,
(In thousands, except shares)                                                                2000                 December 31,
                                                                                         (Unaudited)                  1999
                                                                                    ----------------------     ------------------
ASSETS
Investments in real estate
  Land                                                                              $              53,028      $          53,028
  Buildings and improvements                                                                      273,571                271,223
                                                                                    ----------------------     ------------------
                                                                                                  326,599                324,251
  Less - Accumulated depreciation                                                                 (77,987)               (75,161)
                                                                                    ----------------------     ------------------
    Total investments in real estate                                                              248,612                249,090

Investment in joint venture                                                                         1,758                  1,786

Mortgage loans and notes receivable                                                                 2,712                  5,426


Other assets
  Cash and cash equivalents - unrestricted                                                         14,262                 45,005
                            - restricted                                                            5,031                 12,836
  Accounts receivable and prepayments, net of allowances
      of $770 and $496, respectively                                                                7,886                 10,386
  Investments                                                                                      99,579                104,013
  Inventory                                                                                         3,904                  3,395
  Unamortized debt issue costs                                                                      4,118                  4,479
  Other                                                                                             1,304                  1,629
  Net assets of discontinued operations                                                                 -                 64,747
                                                                                    ----------------------     ------------------
    Total assets                                                                    $             389,166      $         502,792
                                                                                    ----------------------     ------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgage loans                                                                    $             193,616      $         195,051
  Notes payable                                                                                    65,120                 75,628
  Senior notes                                                                                     12,538                 12,538
  Accounts payable and accrued liabilities                                                         24,039                 37,776
  Deferred obligation                                                                                   -                 10,579
  Deferred items                                                                                    3,817                  1,510
                                                                                    ----------------------     ------------------
    Total liabilities                                                                             299,130                333,082
                                                                                    ----------------------     ------------------

Shareholders' equity
  Preferred shares of beneficial interest, $25 liquidation preference,
    2,300,000 shares authorized, 1,349,000 shares outstanding in 2000 and 1999                     31,737                 31,737
  Shares of beneficial interest, $1 par, unlimited authorization, outstanding                      42,472                 42,472
  Additional paid-in capital                                                                      218,167                218,831
  Undistributed loss from operations                                                             (202,338)              (123,322)
  Deferred compensation                                                                                (2)                    (8)
                                                                                    ----------------------     ------------------
    Total shareholders' equity                                                                     90,036                169,710
                                                                                    ----------------------     ------------------
Total liabilities and shareholders' equity                                          $             389,166      $         502,792
                                                                                    ======================     ==================

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS               Exhibit 20

Combined Statements of Operations

Unaudited (In thousands, except per share data)                                                   Three Months Ended
                                                                                                      March 31,
                                                                                      ------------------------------------------

                                                                                            2000                     1999
                                                                                      -----------------        -----------------
Revenues
  Rents                                                                               $         13,941         $         33,467
  Sales                                                                                          2,383                      693
  Interest - Mortgage loans                                                                         94                      115
           - Short-term investments                                                              1,892                      234
  Equity in (loss) income from joint venture                                                       (28)                      10
  Other income                                                                                     116                      175
                                                                                      -----------------        -----------------
                                                                                                18,398                   34,694
                                                                                      -----------------        -----------------

Expenses
  Property operating                                                                             4,019                   11,177
  Cost of goods sold                                                                             2,348                      931
  Real estate taxes                                                                              1,696                    3,161
  Depreciation and amortization                                                                  3,293                    8,141
  Interest - Mortgage loans                                                                      5,047                    7,252
           - Notes payable                                                                         927                    2,538
           - Senior notes                                                                          278                      278
           - Bank loans and other                                                                    -                    2,623
  General and administrative                                                                     4,571                    2,215
                                                                                      -----------------        -----------------
                                                                                                22,179                   38,316
                                                                                      -----------------        -----------------
Loss before capital (loss) gain, extraordinary loss from early extinguishment
    of debt, loss from discontinued operations and preferred dividend                           (3,781)                  (3,622)
  Capital (loss) gain                                                                             (108)                     523
  Extraordinary loss from early extinguishment of debt                                          (3,092)                       -
                                                                                      -----------------        -----------------
Loss before loss from discontinued operations and preferred dividend                            (6,981)                  (3,099)
  Loss from discontinued operations                                                                  -                   (1,793)
                                                                                      -----------------        -----------------
Net loss before preferred dividend                                                              (6,981)                  (4,892)
   Preferred dividend                                                                             (708)                    (708)
                                                                                      -----------------        -----------------
Net loss attributable to shares of beneficial interest                                $         (7,689)        $         (5,600)
                                                                                      =================        =================

Per share data

Basic and diluted weighted average shares                                                       42,472                   31,376
                                                                                      =================        =================

Loss applicable to shares of beneficial interest before capital (loss) gain,
   extraordinary loss and loss from discontinued operations                           $          (0.11)        $          (0.14)
                                                                                      =================        =================
Loss before extraordinary loss and loss from discontinued operations                  $          (0.11)        $          (0.12)
Extraordinary loss from early extinguishment of debt                                             (0.07)                    -
Loss from discontinued operations                                                                 -                       (0.06)
                                                                                      -----------------        -----------------
Net loss applicable to shares of beneficial interest, basic and diluted               $          (0.18)        $          (0.18)
                                                                                      =================        =================

Combined Statements of Comprehensive Income

Net Loss                                                                              $         (7,689)        $         (5,600)

Other comprehensive income
   Foreign currency translation adjustment                                                           -                      139
                                                                                      -----------------        -----------------

Comprehensive loss                                                                    $         (7,689)        $         (5,461)
                                                                                      =================        =================

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS               Exhibit 20

Combined Statements of Cash Flows

Unaudited (In thousands)                                                                          Three Months
                                                                                                Ended March 31,
                                                                                 -----------------------------------------------

                                                                                      2000                         1999
                                                                                 ------------------           ------------------
Cash provided by operations
  Net loss before preferred dividend                                        $               (6,981)      $               (4,892)
  Adjustments to reconcile net loss before preferred dividend to net cash provided by operations
      Depreciation and amortization                                                          3,299                        8,141
      Loss from discontinued operations                                                          -                        1,793
      Extraordinary loss from early extinguishment of debt                                   3,092                            -
      Capital (gains) loss, net                                                                108                         (523)
      Increase (decrease) in deferred items                                                  2,307                       (1,310)
      Net changes in other assets and liabilities                                              593                          605
                                                                            -----------------------      -----------------------
        Net cash provided by operations                                                      2,418                        3,814
                                                                            -----------------------      -----------------------

Cash provided by investing
  Principal received from mortgage investments                                               2,637                           15
  Proceeds from sale of fixed assets                                                           175                       11,092
  Purchase of investments                                                                  (99,232)                           -
  Sale of investments                                                                      103,666                            -
  Investments in capital and tenant improvements                                            (2,369)                      (1,861)
                                                                            -----------------------      -----------------------
        Net cash provided by investing                                                       4,877                        9,246
                                                                            -----------------------      -----------------------

Cash used for financing
  Decrease in short-term loans                                                                   -                      (11,200)
  Increase (decrease) in note payable                                                       15,992                      (11,093)
  Repayment of mortgage loans - Normal payments                                               (435)                      (1,003)
                              - Balloon payments                                            (1,000)                           -
  Payment of deferred obligation                                                           (10,579)                           -
  Deferred obligation repayment penalty                                                     (3,092)                           -
  Payments for Impark spin-off                                                             (36,319)                           -
  Purchase of First Union shares                                                                 -                         (233)
  Income from variable stock options                                                          (666)                           -
  Debt issue costs paid                                                                        (39)                      (1,345)
  Dividends paid on shares of beneficial interest                                           (6,583)                           -
  Dividends paid on preferred shares of beneficial interest                                   (708)                        (708)
                                                                            -----------------------      -----------------------
        Net cash used for financing                                                        (43,429)                     (25,582)
                                                                            -----------------------      -----------------------
Decrease in cash and cash equivalents                                                      (36,134)                     (12,522)
Cash and cash equivalents at beginning of period                                            57,841                       43,019
                                                                            -----------------------      -----------------------
Cash and cash equivalents at end of period                                                  21,707                       30,497
Change in cash from discontinued operations                                                 (2,414)                        (144)
                                                                            -----------------------      -----------------------
Cash and cash equivalents at end of period, including discontinued
operations                                                                   $              19,293       $               30,353
                                                                            =======================      =======================

Supplemental Disclosure of Cash Flow Information
   Interest Paid                                                            $                6,592       $               12,947
                                                                            =======================      =======================

Supplemental Disclosure of Non-Cash Financing Activities
   Discontinued operations included in accounts payable                     $                2,000       $                    -
                                                                            =======================      =======================
   Discontinued non-cash net assets charged to dividends paid               $               24,014       $                    -
                                                                            =======================      =======================

Notes to Combined Financial Statements                                Exhibit 20

Business Segments

        The Trust's and Company's business segments include ownership of shopping centers, office buildings, parking facilities, mortgage investments and parking and transit ticket equipment manufacturing. Management evaluates performance based upon net operating income which is income before depreciation, amortization, interest and non-operating items. The apartment portfolio was sold in May 1999 and during 1999, the Trust sold 16 shopping centers, two office facilities and a parking lot. Impark and the Trust's Canadian parking facilities are shown as discontinued operations because they were spun off to the Trust's shareholders in March 2000. Property net operating income is property rent and sales revenue less property operating expense, cost of goods sold and real estate taxes. Corporate interest expense consists of the Trust's non-recourse notes payable, senior notes, and borrowings collateralized by U.S. Treasury bills. Corporate depreciation and amortization consist primarily of the amortization of deferred issue costs on non-recourse debt and the leasehold improvements for its corporate office. Corporate assets consist primarily of cash and cash equivalents, leasehold improvements for the corporate office and deferred issue costs for non-recourse debt and senior notes. All intercompany transactions between segments have been eliminated (see table of business segments).

Contingent Liability

        In January 2000, the Trust received $2.5 million from the Richmond Redevelopment and Housing Authority (the "Authority") to expand the Trust's garage located in Richmond, Virginia. If the Trust is unable to successfully complete the renovation or does not continue to provide an easement for a period of 84 years, all or a portion of the $2.5 million will have to be returned to the Authority. The receipt of the $2.5 million has been recorded as a deferred item at March 31, 2000. Construction began in April 2000.

Deferred Obligation

        In January 2000, the Trust repaid a $10.6 million deferred obligation relating to the purchase of the Huntington garage resulting in a prepayment penalty of $3.1 million.

Distribution of Impark                                                Exhibit 20

        In March 2000, the Trust distributed all common stock of Impark to its shareholders. One share of Impark common stock was distributed for every 20 of the Trust's common shares of beneficial interest held on March 20, 2000. Approximately 2.1 million shares of Impark common stock were distributed. As part of the spin-off, the Trust repaid Impark's bank credit facility of approximately $24.2 million, contributed approximately $7.5 million of cash, its 14 Canadian parking properties and $6.7 million for a parking development located in San Francisco, California. The Trust will also provide a secured line of credit for $8 million to Impark. Ownership of Ventek International, Inc., a manufacturing subsidiary of Impark, was retained by the Company.

        The Trust also adjusted the conversion price with respect to its Series A Cumulative Redeemable Preferred Shares of Beneficial Interest ("Preferred Shares"). The conversion price of the Preferred Shares has been decreased to $5.0824 per common share (equivalent to a conversion rate of 4.92 common shares for each Preferred Share) in connection with the distribution of the Impark shares, in accordance with the provisions of the documents establishing the terms of the Preferred Shares.

Subsequent Events

        In April 2000, the Trust obtained a $42 million first mortgage loan secured by the Park Plaza Mall. The loan is non-recourse, has a 10 year term and a fixed interest rate of 8.69% payable on a 30 year amortization schedule. The Trust received proceeds, net of closing costs and escrow deposits, of $41.4 million. The loan requires monthly payments of approximately $397,000 for principal, interest and escrow deposits. Prepayment of the loan is permitted (after an initial lockout period of three years or two years from securitization), only with yield maintenance or defeasance, as defined in the loan agreement.

        In April 2000, the Trust sold Crossroads Center Mall for $80.3 million, of which approximately $78.3 million was applied against a loan payable to the purchaser and the assumption of the first mortgage debt on the mall. The Trust will recognize a gain on the sale of approximately $58 million, less an extraordinary loss on extinguishment of debt of approximately $2.4 million during the second quarter of 2000.

Pro Forma Financial Information

        The following pro forma combined balance sheet as of March 31, 2000 and the pro forma combined statement of operations for the three months ended March 31, 2000 give effect to the sale of the Trust's Crossroads Center Mall, the spin-off of Impark and the Canadian parking facilities, and the financing of Park Plaza Mall. The adjustments related to the pro forma combined balance sheet assume the transactions were consummated at March 31, 2000, while the adjustments to the pro forma combined statement of operations assume the transactions were consummated at January 1, 2000. The spin-off of Impark occurred in March 2000. The sale and financing occurred in April 2000.

        These pro forma adjustments are not necessarily reflective of the results that actually would have occurred if the sale, spin-off and financing had been in effect, as of, and for the periods presented or what may be achieved in the future.

            FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
                        Pro Forma Combined Balance Sheet
                                 March 31, 2000
                                  (Unaudited)
                                 (In thousands)

                                                                                                         Sale of
                                                                      Historical                     Crossroads Center
                                                             -----------------------------       --------------------------
ASSETS
Investment in real estate
   Land                                                    $                       53,028    $                      (5,490)
   Building and improvements                                                      273,571                          (30,126)
                                                          --------------------------------   ------------------------------
                                                                                  326,599                          (35,616)
   Less - Accumulated depreciation                                                (77,987)                          14,637
                                                          --------------------------------   ------------------------------

      Total investment in real estate                                             248,612                          (20,979)

Investment in joint venture                                                         1,758

   Mortgage loans and notes receivable                                              2,712

Other assets
   Cash and cash equivalents - unrestricted                                        14,262                            1,946
                             - restricted                                           5,031                             (704)
   Accounts receivable and prepayments, net of allowances                           7,886                           (1,153)
   Investments                                                                     99,579
   Inventory                                                                        3,904
   Unamortized debt issue costs, net                                                4,118                           (2,409)
   Other                                                                            1,304
                                                          --------------------------------   ------------------------------
      Total assets                                        $                       389,166    $                     (23,299)
                                                          ================================   ==============================

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
   Mortgage loans                                          $                      193,616    $                     (76,243)
   Notes payable                                                                   65,120
   Senior notes                                                                    12,538
   Accounts payable and accrued liabilities                                        24,039                           (2,986)
   Deferred items                                                                   3,817                             (966)
                                                          --------------------------------   ------------------------------
      Total liabilities                                                           299,130                          (80,195)
                                                          --------------------------------   ------------------------------

Shareholder's equity
   Preferred shares of beneficial interest                                         31,737
   Shares of beneficial interest                                                   42,472
   Additional paid in capital                                                     218,167
   Undistributed loss from operations                                            (202,338)                          56,896
   Deferred compensation                                                               (2)
                                                          --------------------------------   ------------------------------
     Total shareholder's equity                                                    90,036                           56,896
                                                          --------------------------------   ------------------------------
     Total liabilities and shareholder's equity            $                      389,166      $                   (23,299)
                                                          ================================   ==============================


                                                                   Park Plaza
                                                                   Financing                     Pro Forma
                                                             ----------------------       -------------------------
ASSETS
Investment in real estate
   Land                                                   $                            $                    47,538
   Building and improvements                                                                               243,445
                                                          -------------------------    ----------------------------
                                                                                                           290,983
   Less - Accumulated depreciation                                                                         (63,350)
                                                          -------------------------    ----------------------------

      Total investment in real estate                                                                      227,633

Investment in joint venture                                                                                  1,758

   Mortgage loans and notes receivable                                                                       2,712

Other assets
   Cash and cash equivalents - unrestricted                                 41,400                          57,608
                             - restricted                                                                    4,327
   Accounts receivable and prepayments, net of allowances                                                    6,733
   Investments                                                                                              99,579
   Inventory                                                                                                 3,904
   Unamortized debt issue costs, net                                           600                           2,309
   Other                                                                                                     1,304
                                                          -------------------------    ----------------------------
      Total assets                                        $                 42,000     $                   407,867
                                                          =========================    ============================

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
   Mortgage loans                                         $                 42,000     $                   159,373
   Notes payable                                                                                            65,120
   Senior notes                                                                                             12,538
   Accounts payable and accrued liabilities                                                                 21,053
   Deferred items                                                                                            2,851
                                                          -------------------------    ----------------------------
      Total liabilities                                                     42,000                         260,935
                                                          -------------------------    ----------------------------

Shareholder's equity
   Preferred shares of beneficial interest                                                                  31,737
   Shares of beneficial interest                                                                            42,472
   Additional paid in capital                                                                              218,167
   Undistributed loss from operations                                                                     (145,442)
   Deferred compensation                                                                                        (2)
                                                          -------------------------    ----------------------------
      Total shareholder's equity                                                 -                         146,932
                                                          -------------------------    ----------------------------
      Total liabilities and shareholder's equity          $                 42,000     $                   407,867
                                                          =========================    ============================






                  See notes to combined financial statements.

           FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
                  Pro Forma Combined Statement of Operations
                  For the three months Ended March 31, 2000
                                 (Unaudited)
                    (In Thousands, Except per Share Data)


                                                                                                           Sale of
                                                                        Historical                     Crossroads Center
                                                                 -------------------------       ----------------------------
Revenues
   Rents                                                     $                     13,941    $                        (2,435)
   Sales                                                                            2,383
   Interest - Mortgage loans                                                           94
            - Short-term investments                                                1,892                                 (2)
   Equity in income from joint venture                                                (28)
   Other Income                                                                       116                                 (6)
                                                             -----------------------------   --------------------------------
                                                                                   18,398                             (2,443)
                                                             -----------------------------   --------------------------------

Expenses
   Property operating                                                               4,019                               (428)
   Cost of goods sold                                                               2,348
   Real estate taxes                                                                1,696                               (554)
   Depreciation and amortization                                                    3,293                               (581)
   Interest - Mortgage loans                                                        5,047                             (2,055)
            - Notes payable                                                           927
            - Senior notes                                                            278
   General and administrative                                                       4,571
                                                             -----------------------------   --------------------------------
                                                                                   22,179                             (3,618)
                                                             -----------------------------   --------------------------------


Income (loss) before capital loss, extraordinary loss
and preferred dividend                                       $                     (3,781)   $                         1,175
                                                             =============================   ================================


Per share data

Basic and diluted weighted average shares                                          42,472
                                                             =============================

Loss before capital loss, extraordinary loss and
preferred dividend, basic and diluted                        $                      (0.09)
                                                             =============================


                                                                        Spin-off of                       Park Plaza
                                                                          Impark                          Financing
                                                             ------------------------------        -------------------------
Revenues
Rents                                                        $                                   $
Sales
Interest - Mortgage loans
         - Short-term investments                                                     (465) (1)
Equity income from joint venture
Other Income
                                                             ------------------------------      ---------------------------
                                                                                      (465)                               -
                                                             ------------------------------      ---------------------------

Expenses
   Property operating
   Cost of goods sold
   Real estate taxes
   Depreciation and amortization
   Interest - Mortgage loans                                                                                            912
            - Notes payable
            - Senior notes
   General and administrative
                                                             ------------------------------      ---------------------------
                                                                                         -                              912
                                                             ------------------------------      ---------------------------


Income (loss) before capital loss, extraordinary loss
and preferred dividend                                         $                      (465)      $                     (912)
                                                             ==============================      ===========================


Per share data

Basic and diluted weighted average shares


Loss before capital loss, extraordinary loss and preferred dividend, basic and diluted




                                                                         Pro Forma
                                                                 ---------------------------
Revenues
Rents                                                          $                     11,506
Sales                                                                                 2,383
Interest - Mortgage loans                                                                94
         - Short-term investments                                                     1,425
Equity in income from joint venture                                                     (28)
Other Income                                                                            110
                                                              ------------------------------
                                                                                     15,490
                                                              ------------------------------

Expenses
   Property operating                                                                 3,591
   Cost of goods sold                                                                 2,348
   Real estate taxes                                                                  1,142
   Depreciation and amortization                                                      2,712
   Interest - Mortgage loans                                                          3,904
            - Notes payable                                                             927
            - Senior notes                                                              278
   General and administrative                                                         4,571
                                                              ------------------------------
                                                                                     19,473
                                                              ------------------------------


Income (loss) before capital loss, extraordinary loss
and preferred dividend                                        $                      (3,983)
                                                              ==============================


Per share data

Basic and diluted weighted average shares                                            42,472
                                                                 ===========================

Loss before capital loss, extraordinary loss and
preferred dividend, basic and diluted                         $                       (0.09)
                                                              ==============================

(1) Interest income earned on cash utilized in the Impark spin-off.





                  See notes to combined financial statements.

Business Segments                                                     Exhibit 20

                                                                  Three Months Ended March 31,
                                                                  ----------------------------
                                                            2000                            1999
                                                    -------------------------     ----------------------------
Rents and Sales
    Shopping Centers                                 $                 8,171       $                   22,791
    Apartments                                                             -                            4,152
    Office Buildings                                                   2,955                            3,571
    Parking Facilities                                                 2,815                            2,683
    Ventek                                                             2,383                              693
    Corporate                                                              -                              270
                                                    -------------------------     ----------------------------
                                                     $                16,324       $                   34,160

Less - Operating Expenses and
  Costs of Goods Sold
    Shopping Centers                                                   2,227                            7,673
    Apartments                                                             -                            1,375
    Office Buildings                                                   1,392                            1,657
    Parking Facilities                                                   322                              259
    Ventek                                                             2,348                              931
    Corporate                                                             78                              213
                                                    -------------------------     ----------------------------
                                                     $                 6,367       $                   12,108

Less - Real Estate Taxes
    Shopping Centers                                                     948                            2,164
    Apartments                                                             -                              288
    Office Buildings                                                     272                              259
    Parking Facilities                                                   476                              450
                                                    -------------------------     ----------------------------
                                                     $                 1,696       $                    3,161

Property - Net Operating Income (Loss)
    Shopping Centers                                                   4,996                           12,954
    Apartments                                                             -                            2,489
    Office Buildings                                                   1,291                            1,655
    Parking Facilities                                                 2,017                            1,974
    Ventek                                                                35                             (238)
    Corporate                                                            (78)                              57
                                                    -------------------------     ----------------------------
                                                     $                 8,261       $                   18,891

Business Segments (Continued)                                         Exhibit 20

                                                                       Three Months Ended March 31,
                                                                       ----------------------------
                                                                  2000                          1999
                                                         -------------------------     ----------------------------
Less - Depreciation and Amortization                      $                 3,293       $                    8,141

Less - Interest Expense                                   $                 6,252       $                   12,691

Mortgage Investment Income                                $                    94       $                      115

Corporate Income (Expense)
    Short-term investment income                                            1,892                              234
    Other income                                                               88                              185
    General and administrative                                             (4,571)                          (2,215)
                                                         -------------------------     ----------------------------

Loss before Discontinued Operations, Capital Gain
  (Loss) and Extraordinary Loss                           $                (3,781)      $                   (3,622)
                                                         =========================     ============================

Capital Expenditures
    Shopping Centers                                      $                   247       $                    1,101
    Apartments                                                                  -                              181
    Office Buildings                                                        2,081                              579
    Parking Facilities                                                         20                                -
    Ventek                                                                     21                                -
                                                         -------------------------     ----------------------------
                                                          $                 2,369       $                    1,861
                                                         =========================     ============================

                                                                                March 31,
                                                                                ---------
                                                                   2000                          1999
                                                         -------------------------     ----------------------------
Identifiable Assets
    Shopping Centers                                      $               152,529       $                  439,462
    Apartments                                                                  -                           77,575
    Office Buildings                                                       44,351                           42,926
    Parking Facilities                                                     73,114                           72,045
    Mortgages                                                               2,712                            5,493
    Ventek                                                                  6,517                            3,940
    Corporate                                                             109,943                           25,114
                                                         -------------------------     ----------------------------
Total Assets (net of discontinued operations)             $               389,166       $                  666,555
                                                         =========================     ============================